UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Republic Property Trust

(Exact name of registrant as specified in its charter)

Maryland	20-3241867

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1280 Maryland Avenue, S.W., Suite 280
Washington, D.C.	20024

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-128554

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Shares of Republic Property Trust (the “Registrant”) is set forth under the heading “Description of Shares” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on September 26, 2005 (File No. 333-128554), as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference.  The final prospectus, if filed pursuant to Rule
424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibit Index

3.1	Form of Amended and Restated Declaration of Trust of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

3.2	Form of Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Form of Common Share Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REPUBLIC PROPERTY TRUST

Date: December 14, 2005	By:	/s/ Mark R. Keller
Mark R. Keller
Chief Executive Officer

No.	Exhibit Index

3.1	Form of Amended and Restated Declaration of Trust of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

3.2	Form of Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Form of Common Share Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.